Financial Highlights (In thousands, except per share and ratio data.)
(Unaudited)
	2004	2003
Three Months Ended March 31
Net income	$ 1,493	$ 1,365
Comprehensive income	1,533	969
Per common share data:
Earnings per share	0.53	0.48
Cash dividends declared	0.19	0.18
Performance ratios:
Return on average assets	1.29%	1.28%
Return on average equity	15.72%	15.11%

At March 31
Assets	$ 468,831	$ 447,201
Investment securities:
Available-for-sale	109,618	108,408
Loans (net of unearned income)	317,423	304,342
Allowance for loan losses	3,874	3,657
Deposits	387,075	381,532
Stockholders' Equity	39,527	38,866
Non-performing assets	2,632	2,769
Average leverage ratio	8.40%	6.83%
Per common share data:
Book value	$ 14.05	$ 13.75
Market value (average of bid/ask price)	25.13	22.80
Market price to book value ratio	178.86%	165.82%

March 31, 2004

PART I - FINANCIAL INFORMATION

Item 1 - FINANCIAL STATEMENTS

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands)	2004	2003	2003

ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 8,731	$ 9,624	$ 12,264
Interest-bearing	3,349	327	203

Total cash and cash equivalents	12,080	9,951	12,467

Available-for-sale securities	109,618	106,587	108,408

Loans (net of allowance for loan losses 2004, $3,874; December 31,
2003, $3,620 and March 31, 2003, $3,657)	313,549	314,037	300,685

Premises and equipment	10,479	10,645	11,018
Accrued interest receivable	1,790	1,703	1,978
Goodwill	6,905	6,905	6,905
Core deposit intangible	869	978	1,304
Bank owned life insurance	7,221	7,142	-
Other assets	6,320	5,930	4,436

TOTAL ASSETS	$ 468,831	$ 463,878	$ 447,201

LIABILITIES:
Deposits:
Noninterest-bearing	$ 44,377	$ 46,820	$ 41,624
Interest-bearing	342,698	338,871	339,908

Total deposits	387,075	385,691	381,532
Borrowed funds	26,444	27,796	23,130
Notes payable	7,500	7,500	-
Accrued interest payable	1,547	1,888	1,664
Commitment to purchase investment securities	4,094	-	-
Other liabilities	2,644	2,474	2,009
TOTAL LIABILITIES	429,304	425,349	408,335

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,909,849 shares in 2004 and at December 31, 2003,
and 2,882,070 shares at March 31, 2003, respectively	2,910	2,910	2,882
Additional paid-in capital	10,213	10,213	9,474
Retained earnings	27,413	26,455	25,302

TOTAL	40,536	39,578	37,658
Accumulated other comprehensive income	996	956	2,157
Less: Treasury Stock, at cost
55,162 shares in 2003 and 2002	(2,005)	(2,005)	(949)

TOTAL STOCKHOLDERS' EQUITY	39,527	38,529	38,866

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 468,831	$ 463,878	$ 477,201

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
(in thousands, except per share data)	March 31

	2004	2003

INTEREST INCOME:
Interest and fees on loans	$ 5,348	$ 5,403
Interest-bearing deposits with banks	5	4
Investment securities:
Taxable	892	894
Nontaxable	85	137
Dividends	62	82

TOTAL INTEREST INCOME	6,392	6,520

INTEREST EXPENSE:
Deposits	1,964	2,238
Borrowed funds	213	75

TOTAL INTEREST EXPENSE	2,177	2,313

NET INTEREST INCOME	4,215	4,207
Provision for loan losses	-	135

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,215	4,072

NON-INTEREST INCOME:
Service charges	731	711
Trust	181	124
Gains on Loans Sold	9	96
Realized securities gains, net	287	259
Bank Owned Life Insurance	79	-
Other	109	164

TOTAL NON-INTEREST INCOME	1,396	1,354

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,925	1,897
Occupancy	286	278
Furniture and equipment	169	177
Professional fees	154	162
Amortization	109	109
Other	1,028	1,008

TOTAL NON-INTEREST EXPENSES	3,671	3,631

Income before provision for income taxes	1,940	1,795
Provision for income taxes	447	430

NET INCOME	$ 1,493	$ 1,365

OPERATING CASH EARNINGS**	$ 1,564	$ 1,436

Earnings Per Share	$ 0.53	$ 0.48
Operating Cash Earnings Per Share**	$ 0.56	$ 0.50
Cash Dividend Declared	$ 0.190	$ 0.180

**Operating cash earnings are net income before amortization of intangible assets and merger and acquisition costs, net of tax.

Weighted average number shares outstanding	2,812,888	2,854,688